NOTICE OF GUARANTEED DELIVERY

for

Tender of Shares of Common Stock

of

OPTA FOOD INGREDIENTS, INC.

to

STAKE ACQUISITION CORP.
a wholly owned subsidiary

of

STAKE TECHNOLOGY LTD.
(Not to be used for Signature Guarantees)

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates (“Share Certificates”) evidencing shares of common stock, par value $0.01 per share (the “Shares”), of Opta Food Ingredients, Inc., a Delaware corporation, are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed prior to the Expiration Date, or (iii) if Share Certificates and all required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

MELLON INVESTOR SERVICES LLC

By Mail:	By Facsimile Transmission: (for Eligible Institutions Only)	By Hand:	Overnight Delivery:
Mellon Investor Services LLC Post Office Box 3301 South Hackensack, NJ 07606 Attn: Reorganization Department	(201) 296-4293 For Confirmation Phone: (201) 296-4860	Mellon Investor Services LLC 120 Broadway, 13th Floor New York, NY 10271 Attn: Reorganization Department	Mellon Investor Services LLC 85 Challenger Road-Mail Drop-Reorg Ridgefield Park, NJ 07660 Attn: Reorganization Department

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Stake Acquisition Corp., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Stake Technology Ltd., a corporation organized under the laws of Canada (“Parent”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 4, 2002, and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below par value $0.01 per Share, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Tendered Shares:

Certificate No.(s) (if available):

Check box if Shares will be delivered by book-entry transfer:  ☐

Depository Account Number:

Dated:                                                                         , 2002

Name(s) of Record Holder(s):

(Please Print)

Address(es):

(Zip Code)

Area Code and Telephone No.(s):

SIGN HERE

Signature(s):

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GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or an “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) guarantees to deliver to the Depositary either Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s accounts maintained at one of the Book-Entry Transfer Facilities (as defined in the Offer to Purchase), in each case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three (3) Nasdaq trading days (as defined in the Offer to Purchase) after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: (Authorized Signature) Address: (Zip Code) Title: Name: (Please Print or Type) Area Code and Telephone No.: Dated: , 2002

NOTE:    DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES
                 SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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